UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2008

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition

On October 31, 2008, AmericanWest Bancorporation issued a press release announcing its financial results for the third quarter of 2008. A copy of the press release is attached as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)(1) On November 4, 2008, Patrick J. Rusnak was elected to serve on the Board of Directors of AmericanWest Bancorporation and AmericanWest Bank.

(2) None.

(3) Mr. Rusnak has been named to the Credit and Risk Committee.

(4) None.

(5) Mr. Rusnak is party to an employment agreement and other compensatory arrangements as described in the Company’s proxy statement for the 2008 annual meeting of shareholders. Mr. Rusnak will not receive additional compensation related to his appointment as a director.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d)	Exhibit No.	Exhibit Description

	99.1	Press Release dated October 31, 2008, titled “AmericanWest Bancorporation Announces Management Appointments, Strategic Organizational Changes, Performance Improvement Initiatives and Third Quarter 2008 Financial Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION, a Washington Corporation

Dated: November 4, 2008	/s/ Patrick J. Rusnak
Patrick J. Rusnak President and Chief Executive Officer